Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-8
(Form Type)
KFORCE INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered(2)	Proposed Maximum Aggregate Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01	Other	3,204,402	$64.64	$207,132,545.28	$110.20 per $1,000,000	$22,826.01
Total Offering Amounts					$207,132,545.28		$22,826.01
Total Fee Offsets							$13,050.42
Net Fee Due							$9,775.59

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(3)	Kforce Inc.	S-8	333-255480	April 23, 2021		$13,050.42	Equity	Common Stock, par value $0.01	2,167,402	$119,618,916.38
Fee Offset Sources(4)	Kforce Inc.	S-8	333-255480		April 23, 2021						$17,362.49

1.Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act on the basis of the average between the high and low sales prices for shares of Common Stock of Kforce Inc. (the “Registrant”) as reported on the NASDAQ on April 20, 2023.
2.Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (the “Registration Statement”) shall also cover any additional shares of Common Stock of the Registrant that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of the Registrant’s common stock.
3.The Registrant previously registered $213,100,038 in an aggregate offering amount of common stock pursuant to the Registration Statement on Form S-8 (File No. 333-255480) filed on April 23, 2021, of which $119,618,916 relates to the unsold securities associated with the fee offset claimed herein. The offering that included these unsold securities has been terminated.
4.The Registrant expects to partially offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $17,362, of which $13,050 relates to the unsold securities associated with the fee offset claimed herein. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $13,050 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statement.